Exhibit 10.6

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FIRST AMENDMENT TO LEASE

FIRST AMENDMENT TO LEASE dated as of this 9th day of September, 2015 (the “First Amendment”) by and between BP BAY COLONY LLC, a Delaware limited liability company (“Landlord”), and RADIUS HEALTH, INC., a Delaware corporation (“Tenant”).

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By Lease dated May 14, 2014 (the “Original Lease”), Landlord did lease to Tenant, and Tenant did hire and lease from Landlord, certain premises containing approximately 8,490 rentable square feet (referred to in the Original Lease as the “Rentable Floor Area of the Premises”) of space located on the first (1st) (referred to in the Original Lease as the “Premises” and hereinafter sometimes referred to as the “Initial Premises”) of the building known and numbered as 950 Winter Street, Waltham, Massachusetts (the “Building”) for a term scheduled to expire on July 31, 2019 (the “Scheduled Expiration Date”).

Tenant has agreed to (i) lease from Landlord an additional 8,176 square feet of rentable square feet of space (the “Rentable Floor Area of the Expansion Premises 1”) located on the first (1st) floor of the Building, which space is shown on Exhibit A attached hereto and made a part hereof (the “Expansion Premises 1”), (ii) lease from Landlord an additional 10,542 square feet of rentable square feet of space (the “Rentable Floor Area of the Expansion Premises 2”) located on the first (1st) floor of the Building, which space is shown on Exhibit B attached hereto and made a part hereof (the “Expansion Premises 2”), and (iii) extend the Term of the Lease, upon all of the same terms and conditions set forth in the Original Lease except as set forth in this First Amendment.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1.                                      Expansion of Premises.

(A)                               Effective as of the Expansion Premises 1 Commencement Date (as defined in Section 2(A) below), the Expansion Premises 1 shall constitute a part of the “Premises” demised to Tenant under the Lease, so that the Premises (as defined in the Original Lease) shall include the Expansion Premises 1 and the Rentable Floor Area of the Premises (as defined in the Original Lease) shall increase by 8,176 rentable square feet.

(B)                               Effective as of the Expansion Premises 2 Commencement Date (as defined in Section 2(B) below), the Expansion Premises 2 shall constitute a part of the “Premises” demised to Tenant under the Lease, so that the Premises (as defined in the Original Lease) shall include the Expansion Premises 2 and the Rentable Floor Area of the Premises (as defined in the Original Lease) shall increase by 10,542 rentable square feet.

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2.                                      Extension of Term.

(A)                               The “Expansion Premises 1 Commencement Date” shall be the date on which Landlord substantially completes Landlord’s Expansion Premises 1 Work (as defined in Exhibit C-1 attached hereto).

(B)                               The “Expansion Premises 2 Commencement Date” shall be the date on which Landlord substantially completes Landlord’s Expansion Premises 2 Work (as defined in Exhibit D-1 attached hereto).

(C)                               The Term of the Lease is hereby extended from the Scheduled Expiration Date through the date sixty (60) calendar months after the Expansion Premises 1 Commencement Date (plus the partial month, if any, immediately following the Expansion Premises 1 Commencement Date) (the “Expiration Date”), unless extended or sooner terminated as provided in the Lease. Tenant’s option to extend the Term pursuant to Section 9.18 of the Original Lease shall continue in full force and effect, but may be exercised only as to the entire Premises, inclusive of Expansion Premises 1 and Expansion Premises 2, to the extent the same are part of the “Premises” as of the exercise of such option.

3.                                      Annual Fixed Rent.

(A)                               Annual Fixed Rent with respect to the Initial Premises shall continue to payable as set forth in the Original Lease through the Scheduled Expiration Date. Thereafter, Annual Fixed Rent with the respect to the Initial Premises shall be payable as follows:

Period:	Rate PSF:	Annual Rate:
August 1, 2019-July 31, 2020:	$39.00	$331,110.00
August 1, 2020-Expiration Date:	$40.00	$339,600.00

(B)                               Commencing on the Expansion Premises 1 Commencement Date, Annual Fixed Rent with respect to Expansion Premises 1 shall be payable as follows:

Rent Year:	Rate PSF:	Annual Rate:
1:	$36.00	$294,336.00
2:	$37.00	$302,512.00
3:	$38.00	$310,688.00
4:	$39.00	$318,864.00
5:	$40.00	$327,040.00

(C)                               Commencing on the Expansion Premises 2 Commencement Date, Annual Fixed Rent with respect to Expansion Premises 2 shall be payable as follows:

Rent Year:	Rate PSF:	Annual Rate:
1:	$37.00	$390,054.00
2:	$38.00	$400,596.00
3:	$39.00	$411,138.00
4:	$40.00	$421,680.00

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(D)                               For purposes of Subsections (B) and (C) of this Section 3 only, the definition of Rent Year (as contained in the Original Lease) shall be amended by replacing “Commencement Date” with “Expansion Premises 1 Commencement Date” as to Subsection (B), and by replacing “Commencement Date” with “Expansion Premises 2 Commencement Date” as to Subsection (C). Annual Fixed Rent pursuant to this Section 3 shall payable in equal monthly installments in accordance with the provisions of Section 5.1 of the Original Lease.

4.                                      Operating Expenses and Tax Expenses. With respect to the Initial Premises, Tenant shall continue to make payments with respect to Operating Expenses Allocable to the Premises and Tax Expense Allocable to the Premises in accordance with the Original Lease.  With respect to the Expansion Premises 1, Tenant shall make payments with respect to Operating Expenses Allocable to the Premises and Tax Expenses Allocable to the Premises in accordance with the Original Lease, but (i) all references in Section 2.6 and 2.7 of the Original Lease to the “Rentable Floor Area of the Premises” shall be deemed to refer to the “Rentable Floor Area of the Expansion Premises 1”, (ii) “Base Taxes” shall mean Landlord’s Tax Expenses for fiscal year 2016 (that is the period beginning July 1, 2015 and ending June 30, 2016), and (iii) “Base Operating Expenses” shall mean Landlord’s Operating Expenses for calendar year 2016. With respect to the Expansion Premises 2, Tenant shall make payments with respect to Operating Expenses Allocable to the Premises and Tax Expenses Allocable to the Premises in accordance with the Original Lease, but (i) all references in Section 2.6 and 2.7 of the Original Lease to the “Rentable Floor Area of the Premises” shall be deemed to refer to the “Rentable Floor Area of the Expansion Premises 2”, (ii) “Base Taxes” shall mean Landlord’s Tax Expenses for fiscal year 2016 (that is the period beginning July 1, 2015 and ending June 30, 2016), and (iii) “Base Operating Expenses” shall mean Landlord’s Operating Expenses for calendar year 2016.

5.                                      Tenant Electricity.  Tenant shall continue to make payment for electricity in accordance with Section 2.8 and Exhibit F to the Original Lease with appropriate adjustment as necessary to reflect to the addition of Expansion Premises 1 and/or Expansion Premises 2, as applicable, in accordance with this First Amendment.

6.                                      Preparation of Expansion Premises 1 and Expansion Premises 2

(A)                               Preparation of Expansion Premises 1.  The condition of Expansion Premises 1 upon Landlord’s delivery along with any work to be performed by either Landlord or Tenant shall be as set forth in the Work Agreement attached hereto as Exhibit C-1 attached hereto. Landlord shall deliver the base building HVAC system serving Expansion Premises 1 in good working order on the Expansion Premises 1 Commencement Date. Exhibit C-1 shall not apply to Expansion Premises 2. Exhibit B-1 to the Original Lease shall not apply to Expansion Premises 1 or Expansion Premises 2.

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(B)                               Preparation of Expansion Premises 2. The condition of Expansion Premises 2 upon Landlord’s delivery along with any work to be performed by either Landlord or Tenant shall be as set forth in the Work Agreement attached hereto as Exhibit D-1 attached hereto.  Landlord shall deliver the base building HVAC system serving Expansion Premises 2 in good working order on the Expansion Premises 2 Commencement Date. Exhibit D-1 shall not apply to Expansion Premises 1.

7.                                      Parking. Upon the occurrence of the Expansion Premises 1 Commencement Date, the Number of Parking Spaces shall be increased by twenty-four (24).  Upon the occurrence of the Expansion Premises 2 Commencement Date, the Number of Parking Spaces shall be increased by thirty-two (32).

8.                                      Brokers.

(A)                               Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this First Amendment other than Colliers International (the “Broker”) and in the event any claim is made against Landlord relative to dealings by Tenant with brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)                               Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this First Amendment other than the Broker and in the event any claim is made against Tenant relative to dealings by Landlord with brokers, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.  Landlord shall be responsible for the payment of a commission to the Broker in connection with this First Amendment pursuant to a separate agreement between Landlord and the Broker.

9.                                      Adjustment of Security Deposit.

(A)                               The Security Deposit required under the Lease shall be increased from (i) $150,697.50 to $228,369.50, and Tenant agrees to deliver to Landlord the sum of $77,672.00 upon Tenant’s execution and delivery of this First Amendment in order to effectuate such increase, and (ii) $228,369.50 to $331,154.00 on September 1, 2016, and Tenant agrees to deliver to Landlord the sum of $102,784.50 on or prior to such date in order to effectuate such increase. Landlord shall hold the Security Deposit (as so increased and subject to Section 9(B) below), throughout the Term of (including any extension thereof), as security for the performance by Tenant of all obligations on the part of Tenant to be kept and performed pursuant to Section 9.19 of the Original Lease.

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(B)                         Landlord shall return a Seventy-Five Thousand Three Hundred and Forty-Eight and 75/100 Dollar ($75,348.75) portion of such deposit to Tenant so that the remainder of such deposit shall be Two Hundred and Fifty-Five Thousand Eight Hundred and Five and 25/100 Dollars ($255,805.25) if as of August 1, 2017 (the “Scheduled Reduction Date”): (i) Tenant is not then in default under the terms of this Lease without the benefit of notice or grace, (ii) Landlord has not applied such deposit or any portion thereof to Landlord’s damages arising from any default on the part of Tenant, whether or not Tenant has restored the amount so applied by Landlord, (iii) there have not been more than three (3) monetary or material non-monetary Events of Default that occurred during the Term, even if later cured, (iv) Tenant has not declared bankruptcy at any point during the Term and (v) Tenant has demonstrated a positive net income in accordance with generally accepted accounting principles for its recent fiscal year prior to the Scheduled Reduction Date, as shown in its public filings for such fiscal year (or, in the event that Tenant is an entity other than a publicly held company whose shares are traded on a national stock exchange, as shown in a certified copy of its most recent audited financial statements covering such fiscal year). In the event that Tenant does not meet all of the foregoing conditions set forth in clauses (i) through (v) of the immediately preceding sentence as of the Scheduled Reduction Date, then the reduction of the Security Deposit shall be deferred until such date as Tenant has met such conditions.

(C)                               If Tenant believes that it has satisfied all the conditions precedent to a reduction in the amount of the Security Deposit, then it shall request such reduction in writing to Landlord, which request shall certify to Landlord that all such conditions have been satisfied. If Landlord agrees, in its reasonable determination, that all of the aforesaid conditions are met, the Security Deposit shall be so reduced in accordance with this Section 9.

10.                               Defined Terms. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Original Lease.

11.                               Ratification of Lease. Except as herein amended, the Original Lease shall remain unchanged and in full force and effect. All references to the “Lease” shall be deemed to be references to the Original Lease, as amended by this First Amendment.

12.                               Authority. Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this First Amendment and that the person signing this First Amendment on its behalf has been duly authorized to do so.

13.                               Counterparts.  This First Amendment may be executed in counterparts, and such counterparts together shall constitute but one original of the First Amendment. Each counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.  Provided it is accompanied by the final version of this First Amendment (including all exhibits, if any), an executed signature page of this First Amendment delivered by facsimile or as a PDF or a similar attachment to an email shall constitute effective delivery of this First Amendment by the party so delivering the same for all purposes with the same force and effect as the delivery of an executed original counterpart.

—SIGNATURE PAGE FOLLOWS —

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EXECUTED as of the date and year first above written.

WITNESS:	LANDLORD:

BP BAY COLONY LLC, a Delaware limited liability company

By: BP BAY COLONY HOLDINGS LLC, a Delaware limited liability company, its sole member

By: BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its member

By: BOSTON PROPERTIES, INC., a Delaware corporation, its general partner

	By:	/s/ David C. Provost
	Name:	David C. Provost
	Title:	SVP

TENANT:

WITNESS:	RADIUS HEALTH, INC., a Delaware corporation

/s/ B.N. Harvey	By:	/s/ Robert E. Ward
	Name:	Robert E. Ward
	Title:	President & CEO

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EXHIBIT A

EXPANSION PREMISES 1 PLAN

Exhibit A-1

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EXHIBIT B

EXPANSION PREMISES 2 PLAN

Exhibit B-1

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EXHIBIT C-1

WORK AGREEMENT FOR EXPANSION PREMISES 1

1.1                               Substantial Completion

(A)                               Plans and Construction Process.

(1)                                 Landlord’s Work. Landlord shall perform the work shown on the plans (the “Plans”) listed on Exhibit C-2 attached to this First Amendment (“Landlord’s Expansion Premises 1 Work”); provided, however, that Landlord shall have no responsibility for the installation or connection of Tenant’s computer, telephone, other communication equipment, systems or wiring. Any items of work requested by Tenant and not shown on the Plans shall be deemed to be Change Proposal(s) (as defined below) and shall be subject to the terms and provisions of subsection (2) below.

(2)                                 Change Orders. Tenant shall have the right, in accordance herewith, to submit for Landlord’s approval change proposals with respect to items of work not shown on the Plans (each, a “Change Proposal”). Landlord agrees to respond to any such Change Proposal within such time as is reasonably necessary (taking into consideration the information contained in such Change Proposal) after the submission thereof by Tenant, advising Tenant of any anticipated increase in costs, which costs shall include a construction management fee equal to four percent (4%) of the Change Proposal (“Change Order Costs”) associated with such Change Proposal, as well as an estimate of any delay which would likely result in the completion of the Landlord’s Expansion Premises 1 Work if a Change Proposal is made pursuant thereto (“Landlord’s Change Order Response”). Tenant shall have the right to then approve or withdraw such Change Proposal within five (5) days after receipt of Landlord’s Change Order Response. If Tenant fails to respond to Landlord’s Change Order Response within such five (5) day period, such Change Proposal shall be deemed withdrawn. If Tenant approves Landlord’s Change Order Response, then such Change Proposal shall be deemed a “Change Order” hereunder and if the Change Order is made, then the Change Order Costs associated with the Change Order shall be deemed additions to the Tenant Plan Excess Costs and shall be paid in the same manner as Tenant Plan Excess Costs are paid as set forth in Section 1.4 of this Work Agreement.

(3)                                 Tenant Response to Requests for Information and Approvals. Except to the extent that another time period is expressly herein set forth, Tenant shall respond to any request from Landlord, Landlord’s architect, Landlord’s contractor and/or Landlord’s Construction Representative for approvals or information in connection with Landlord’s Expansion Premises 1 Work,

Exhibit C-1

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within three (3) business days of Tenant’s receipt of such request. In addition, Tenant shall, within two (2) business days after receipt thereof from Landlord, execute and deliver to Landlord any affidavits and documentation required in order to obtain all permits and approvals necessary for Landlord to commence and complete Landlord’s Expansion Premises 1 Work on a timely basis (“Permit Documentation”).

(4)                                 Time of the Essence. Time is of the essence in connection with Tenant’s obligations under this Section 1.1.

(B)                               Substantial Completion; Tenant Delay.

(1)                                 Landlord’s Obligations. Subject to delays due to Tenant Delays (as hereinafter defined) and delays due to Force Majeure, as defined in Section 6.1 of the Lease, Landlord shall use reasonable speed and diligence to have the Landlord’s Expansion Premises 1 Work substantially completed on or before January 1, 2016 (the “Estimated Expansion Premises 1 Commencement Date”), but Tenant shall have no claim against Landlord for failure so to complete construction of Landlord’s Expansion Premises 1 Work in the Expansion Premises 1 by the Estimated Expansion Premises 1 Commencement Date.

(2)                                 Definition of Substantial Completion. The Expansion Premises 1 shall be treated as having been substantially completed for the purposes of Section 2.1(A) of the First Amendment on the later of:

(a)                                 The date on which Landlord’s Expansion Premises 1 Work, together with common facilities for access and services to the Expansion Premises 1, has been completed (or would have been completed except for Tenant Delay) except for items of work and adjustment of equipment and fixtures which can be completed after occupancy has been taken without causing substantial interference with Tenant’s use of the Expansion Premises 1 (i.e. so-called “punch list” items), or

(b)                                 The date when permission has been obtained from the applicable governmental authority, to the extent required by law, for occupancy by Tenant of the Expansion Premises 1 for the Permitted Use, unless the failure to obtain such permission is due to a Tenant Delay.

In the event of any dispute as to the date on which Landlord’s Expansion Premises 1 Work has been completed, the reasonable determination of

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Landlord’s architect as to such date shall be deemed conclusive and binding on both Landlord and Tenant.

(3)                                 Incomplete Work. Landlord shall complete as soon as conditions practically permit any incomplete items of Landlord’s Expansion Premises 1 Work, and Tenant shall cooperate with Landlord in providing access as may be required to complete such work in a normal manner.

(4)                                 Early Access by Tenant. Landlord shall permit Tenant access for installing Tenant’s furniture and tel/data systems in portions of the Expansion Premises 1 prior to substantial completion when it can be done without material interference with remaining work or with the maintenance of harmonious labor relations. Any such access by Tenant shall be upon all of the terms and conditions of the Lease (other than the payment of Annual Fixed Rent) and shall be at Tenant’s sole risk, and Landlord shall not be responsible for any injury to persons or damage to property resulting from such early access by Tenant.

(5)                                 Prohibition on Access by Tenant Prior to Actual Substantial Completion. If, prior to the date that the Expansion Premises 1 are in fact actually substantially complete, the Expansion Premises 1 are deemed to be substantially complete as a result of a “Tenant Delay” (as defined below) (i.e. and the Expansion Premises 1 Commencement Date has therefor occurred), Tenant shall not (except with Landlord’s consent) be entitled to take possession of the Expansion Premises 1 for the Permitted Use until the Expansion Premises 1 are in fact actually substantially complete.

(C)                               Tenant Delay.

(1)                                 A “Tenant Delay” shall be defined as the following:

(a)                                 Tenant’s failure timely to respond to any request from Landlord, Landlord’s architect, Landlord’s contractor and/or Landlord’s Construction Representative or to timely provide all required Permit Documentation to Landlord within the applicable time periods set forth in this Work Agreement;

(b)                                 Tenant’s failure to pay the Tenant Plan Excess Costs in accordance with Section 1.4 hereinbelow;

(c)                                  Any delay due to items of work for which there is long lead time in obtaining the materials therefor or which are specially or specifically manufactured, produced or milled

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for the work in or to the Expansion Premises 1 and require additional time for receipt or installation; provided Landlord notified Tenant of the same constituting a long-lead item and Tenant did not substitute another non long-lead item within three (3) days of Landlord’s notice (Landlord acknowledges that the plan attached as part of Exhibit B-2 does not include any long-lead items);

(d)                                 Any delay due to changes, alterations or additions required or made by Tenant with respect to items not shown on the Plans including, without limitation, Change Orders; or

(e)                                  Any other delays caused by Tenant, Tenant’s contractors, architects, engineers, or anyone else engaged by Tenant in connection with the preparation of the Expansion Premises 1 for Tenant’s occupancy, including, without limitation, utility companies and other entities furnishing communications, data processing or other service, equipment, or furniture.

(2)                                 Tenant Obligations with Respect to Tenant Delays.

(a)                                 Tenant covenants that no Tenant Delay shall delay the occurrence of the Expansion Premises 1 Commencement Date or the obligation to pay Annual Fixed Rent or Additional Rent with respect to Expansion Premises 1, regardless of the reason for such Tenant Delay or whether or not it is within the control of Tenant or any such employee. Landlord’s Expansion Premises 1 Work shall be deemed substantially completed as of the date when Landlord’s Expansion Premises 1 Work would have been substantially completed but for any Tenant Delays, as determined by Landlord in the exercise of its good faith business judgment.

(b)                                 Tenant shall reimburse Landlord the amount, if any, by which the cost of Landlord’s Expansion Premises 1 Work is increased as the result of any Tenant Delay.

(c)                                  Any amounts due from Tenant to Landlord under this Section 1.1(C)(2) shall be due and payable within thirty (30) days of billing therefor (except that amounts due in connection with Change Orders shall be paid as provided in Section 1.4), and shall be considered to be Additional Rent. Nothing contained in this Section 1.1(C)(2) shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained

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in the Lease.

1.2                               Quality and Performance of Work

All construction work required or permitted by the Lease shall be done in a good and workmanlike manner and in compliance with Legal Requirements and all Insurance Requirements. All of Tenant’s work shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party’s behalf by any Construction Representative of the party named in Section 1.1 of the Lease or any person hereafter designated in substitution or addition by notice to the party relying. Except to the extent to which Tenant shall have given Landlord notice of respects in which Landlord has not performed Landlord’s construction obligations under this Work Agreement not later than the end of the sixth (6th) full calendar month next beginning after the Expansion Premises 1 Commencement Date, Tenant shall be deemed conclusively to have approved Landlord’s construction and shall have no claim that Landlord has failed to perform any of Landlord’s obligations under this Work Agreement. Landlord agrees to correct or repair at its expense items which are then incomplete or do not conform to the work contemplated under the Plans and as to which, in either case, Tenant shall have given notice to Landlord, as aforesaid.

1.3                               Special Allowance

Landlord shall provide to Tenant a special allowance equal to the product of (i) $46.00, and (ii) the Rentable Floor Area of the Expansion Premises 1 (the “Tenant Allowance”). The Tenant Allowance shall be used and applied by Landlord solely on account of the cost of the Landlord’s Expansion Premises 1 Work. Any costs of performing the Landlord’s Expansion Premises 1 Work in excess of the Tenant Allowance shall be Tenant’s responsibility and shall be deemed Tenant Plan Excess Costs to be paid in accordance with Section 1.4 below. In no event shall Landlord’s obligations to pay for the Landlord’s Expansion Premises 1 Work exceed the total Tenant Allowance. Notwithstanding the foregoing, Landlord shall be under no obligation to apply any portion of the Tenant Allowance for any purposes other than as provided in this Section 1.3. In addition, in the event that (i) Tenant is in default under the Lease, or (ii) there are any liens which are not bonded to the reasonable satisfaction of Landlord against Tenant’s interest in the Lease or against the Building or the Site arising out of any work performed by Tenant or any litigation in which Tenant is a party, then, from and after the date of such event (“Event”), Landlord shall have no further obligation to fund any portion of the Tenant Allowance and Tenant shall be obligated to pay, as Additional Rent, all costs of the Landlord’s Expansion Premises 1 Work in excess of that portion of the Tenant Allowance funded by Landlord through the date of the Event. Further, the Tenant Allowance shall only be applied towards the cost of leasehold improvements and in no event shall Landlord be required to make application of any portion of the Tenant

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Allowance towards Tenant’s personal property, trade fixtures or moving expenses or on account of any supervisory fees, overhead, management fees or other payments to Tenant, or any partner or affiliate of Tenant. In the event that the costs of the Landlord’s Expansion Premises 1 Work are less than the Tenant Allowance, Tenant shall not be entitled to any payment or credit nor shall there be any application of the same toward Annual Fixed Rent or Additional Rent owed by Tenant under the Lease.

1.4                               Tenant Plan Excess Costs

Notwithstanding anything contained in this Work Agreement to the contrary, it is understood and agreed that Tenant shall be fully responsible for the (i) costs of Landlord’s Expansion Premises 1 Work in excess of the Tenant Allowance, and (ii) costs of any items of work not shown on Exhibit C-2 attached to the First Amendment and the costs of any items of work shown as a “Tenant Cost” on Exhibit C-2 (by virtue of an “X” being noted in the Tenant Cost column) (the “Tenant Plan Excess Costs”). To the extent, if any, that there are Tenant Plan Excess Costs, Tenant shall pay Landlord, as Additional Rent, fifty percent (50%) of the Tenant Plan Excess Costs prior to the commencement of the Landlord’s Expansion Premises 1 Work, with the balance of the Tenant Plan Excess Costs due upon substantial completion of the Landlord’s Expansion Premises 1 Work; provided, however, that (x) if the Tenant Plan Excess Costs exceed $10,000.00 (the “Maximum Amount”), then Tenant shall pay to Landlord, as Additional Rent,  all Tenant Plan Excess Costs in excess of the Maximum Amount prior to the commencement of the Landlord’s Expansion Premises 1 Work and (y) if the Tenant Plan Excess Costs exceed the Maximum Amount as a result of a Change Order, then Tenant shall pay to Landlord, as Additional Rent, at the time Tenant approves such Change Order in accordance with Section 1.1(A)(2), all such Tenant Plan Excess Costs in excess of the Maximum Amount.

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EXHIBIT C-2

Exhibit C-2

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EXHIBIT D-1

WORK AGREEMENT FOR EXPANSION PREMISES 2

1.1                               Substantial Completion

(A)                               Plans and Construction Process.

(1)                                 Preparation of the Plans. No later than May 31, 2016 (the “Tenant Plans Date”), Tenant shall deliver to Landlord the data and information required by Exhibit D-2 attached to this First Amendment for approval by Landlord (“Tenant Submission”) for the work to be performed by Landlord to prepare the Expansion Premises 2 for Tenant’s occupancy (“Landlord’s Expansion Premises 2 Work”).  Landlord’s approval shall not be unreasonably withheld or delayed; provided, however, that Landlord’s determination of matters relating to aesthetic issues relating to alterations or changes visible outside the Premises shall be in Landlord’s sole discretion. Landlord, at its cost and expense, shall cause to be prepared a detailed floor plan layout together with working drawings (the “Plans”) containing at least the information contained in Tenant’s Submission, provided, however, that the Landlord shall have no responsibility for the installation or connection of Tenant’s computer, telephone, other communication equipment, systems or wiring. As soon as practicable after the preparation of the Plans, Landlord will issue Tenant a written statement of all costs of Landlord’s Expansion Premises 2 Work.  In addition, to Landlord’s Expansion Premises 2 Work, Landlord shall, at its expense and concurrent with the performance of Landlord’s Expansion Premises 2 Work, provide a connection from the Expansion Premises 2 to the first floor center lobby of the Building substantially as shown on Exhibit D-3.

(2)                                 Tenant Plan Excess Costs. To the extent such costs exceed the Tenant Allowance set forth in Section 1.3 of this Work Agreement, such excess costs are hereinafter referred to as “Tenant Plan Excess Costs” and shall be paid by Tenant as Additional Rent in accordance with Section 1.4 of this Work Agreement. Tenant shall notify Landlord in writing, within three (3) days of receipt by Tenant of Landlord’s statement of Tenant Plan Excess Costs, of either its approval thereof and its authorization to Landlord to proceed with Landlord’s Expansion Premises 2 Work in accordance with the Plans or changes in the Plans reasonably acceptable to Landlord. In the event of the latter modification, Landlord shall, as soon as practicable after Landlord obtains price quotations for any changes in the Plans, quote to Tenant all changes in Tenant Plan Excess Costs resulting from said plan modifications.

Exhibit D-1

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(3)                                 Authorization to Proceed Date. Tenant shall, on or before August 1, 2016 (the “Authorization to Proceed Date”), give Landlord written authorization to proceed with Landlord’s Expansion Premises 2 Work in accordance with the Plans (“Notice to Proceed”). In addition, Tenant shall, on or before the Tenant Plans Date, execute and deliver to Landlord any affidavits and documentation required in order to obtain all permits and approvals necessary for Landlord to commence and complete Landlord’s Expansion Premises 2 Work on a timely basis (“Permit Documentation”).

(4)                                 Change Orders. Tenant shall have the right, in accordance herewith, to submit for Landlord’s approval change proposals subsequent to the preparation of the Plans and Tenant’s approval of the Tenant Plan Excess Costs, if any (each, a “Change Proposal”). Landlord agrees to respond to any such Change Proposal within such time as is reasonably necessary (taking into consideration the information contained in such Change Proposal) after the submission thereof by Tenant, advising Tenant of any anticipated increase in costs (“Change Order Costs”) associated with such Change Proposal, as well as an estimate of any delay which would likely result in the completion of the Landlord’s Expansion Premises 2 Work if a Change Proposal is made pursuant thereto (“Landlord’s Change Order Response”). Tenant shall have the right to then approve or withdraw such Change Proposal within five (5) days after receipt of Landlord’s Change Order Response. If Tenant fails to respond to Landlord’s Change Order Response within such five (5) day period, such Change Proposal shall be deemed withdrawn. If Tenant approves such Change Proposal, then such Change Proposal shall be deemed a “Change Order” hereunder and if the Change Order is made, then the Change Order Costs associated with the Change Order shall be deemed additions to the Tenant Plan Excess Costs and shall be paid in the same manner as Tenant Plan Excess Costs are paid as set forth in Section 1.4 of this Work Agreement.

(5)                                 Tenant Response to Requests for Information and Approvals. Except to the extent that another time period is expressly herein set forth, Tenant shall respond to any request from Landlord, Landlord’s architect, Landlord’s contractor and/or Landlord’s Construction Representative for approvals or information in connection with Landlord’s Expansion Premises 2 Work, within three (3) business days of Tenant’s receipt of such request.

(6)                                 Time of the Essence. Time is of the essence in connection with Tenant’s obligations under this Section 1.1.

(B)                               Tenant Delay.

(1)                                 A “Tenant Delay” shall be defined as the following:

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(a)                                 Tenant’s failure to provide Tenant’s Submission to Landlord by the Tenant Plans Date or to give authorization to Landlord to proceed with Landlord’s Expansion Premises 2 Work on or before the Authorization to Proceed Date or to provide all required Permit Documentation to Landlord on or before the Authorization to Proceed Date; or

(b)                                 Tenant’s failure timely to respond to any request from Landlord, Landlord’s architect, Landlord’s contractor and/or Landlord’s Construction Representative including, without limitation, within the time periods set forth in Section 1.1(A)(5) above;

(c)                                  Tenant’s failure to pay the Tenant Plan Excess Costs in accordance with Section 1.4 of this Work Agreement;

(d)                                 Any delay due to items of work for which there is a long lead time in obtaining the materials therefor or which are specially or specifically manufactured, produced or milled for the work in or to the Expansion Premises 2 and require additional time for receipt or installation;

(e)                                  Any delay due to changes, alterations or additions required or made by Tenant after the preparation of the Plans including, without limitation, Change Orders; or

(f)                                   Any other delays caused by Tenant, Tenant’s contractors, architects, engineers or anyone else engaged by Tenant in connection with the preparation of the Expansion Premises 2 for Tenant’s occupancy, including, without limitation, utility companies and other entities furnishing communications, data processing or other service, equipment, or furniture.

(2)                                 Tenant Obligations with Respect to Tenant Delays.

(a)                                 Tenant covenants that no Tenant Delay shall delay the Expansion Premises 2 Commencement Date or the obligation to pay Annual Fixed Rent or Additional Rent with respect to Expansion Premises 2, regardless of the reason for such Tenant Delay or whether or not it is within the control of Tenant or any such employee. Landlord’s Expansion Premises 2 Work shall be deemed substantially

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completed as of the date when Landlord’s Expansion Premises 2 Work would have been substantially completed but for any Tenant Delays, as determined by Landlord in the exercise of its good faith business judgment.

(b)                                 Tenant shall reimburse Landlord the amount, if any, by which the cost of Landlord’s Expansion Premises 2 Work is increased as the result of any Tenant Delay.

(c)                                  Any amounts due from Tenant to Landlord under this Section 1.1(B)(2) shall be due and payable within thirty (30) days of billing therefor (except that amounts due in connection with Change Orders shall be paid as provided in Section 1.4 of this Work Agreement), and shall be considered to be Additional Rent. Nothing contained in this Section 1.1(B)(2) shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in the Lease.

(C)                               Substantial Completion of Landlord’s Expansion Premises 2 Work.

(1)                                 Landlord’s Obligations. Subject to Tenant Delays and delays due to Force Majeure (as defined in Section 6.1 of the Lease), Landlord shall use reasonable speed and diligence to have Landlord’s Expansion Premises 2 Work substantially completed on or before November 1, 2016 (the “Estimated Expansion Premises 2 Commencement Date”), but Tenant shall have no claim against Landlord for failure so to complete construction of Landlord’s Expansion Premises 2 Work in the Expansion Premises 2 by the Estimated Expansion Premises 2 Commencement Date.

(2)                                 Definition of Substantial Completion. The Expansion Premises 2 shall be treated as having been substantially completed for purposes of Section 1.2(B) of the First Amendment) on the later of:

(a)                                 The date on which Landlord’s Expansion Premises 2 Work, together with common facilities for access and services to the Expansion Premises 2, has been completed (or would have been completed except for Tenant Delays) except for items of work and adjustment of equipment and fixtures which can be completed after occupancy has been taken without causing substantial interference with Tenant’s use of the Expansion Premises 2 (i.e. so-called “punch list” items), or

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(b)                                 The date when permission has been obtained from the applicable governmental authority, to the extent required by law, for occupancy by Tenant of the Expansion Premises 2 for the Permitted Use, unless the failure to obtain such permission is due to a Tenant Delay.

In the event of any dispute as to the date on which Landlord’s Expansion Premises 2 Work has been substantially completed, the reasonable determination of Landlord’s architect as to such date shall be deemed conclusive and binding on both Landlord and Tenant.

(3)                                 Incomplete Work. Landlord shall complete as soon as conditions practically permit any incomplete items of Landlord’s Expansion Premises 2 Work, and Tenant shall cooperate with Landlord in providing access as may be required to complete such work in a normal manner.

(4)                                 Early Access by Tenant. Landlord shall permit Tenant access for installing Tenant’s furniture and tel/data equipment in portions of the Expansion Premises 2 prior to substantial completion when it can be done without material interference with remaining work or with the maintenance of harmonious labor relations. Any such access by Tenant shall be at upon all of the terms and conditions of the Lease (other than the payment of Annual Fixed Rent) and shall be at Tenant’s sole risk, and Landlord shall not be responsible for any injury to persons or damage to property resulting from such early access by Tenant.

(5)                                 Prohibition on Access by Tenant Prior to Actual Substantial Completion. If, prior to the date that the Expansion Premises 2 are in fact actually substantially complete, the Expansion Premises 2 are deemed to be substantially complete as a result of a Tenant Delay (i.e. and the Commencement Date has therefor occurred), Tenant shall not (except with Landlord’s consent) be entitled to take possession of the Expansion Premises 2 for the Permitted Use until the Expansion Premises 2 are in fact actually substantially complete.

1.2                               Quality and Performance of Work

All construction work required or permitted by the Lease shall be done in a good and workmanlike manner and in compliance with Legal Requirements and all Insurance Requirements. All of Tenant’s work shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party’s behalf by any Construction Representative of the party named in Section 1.1 of the Lease or any person

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hereafter designated in substitution or addition by notice to the party relying. Except to the extent to which Tenant shall have given Landlord notice of respects in which Landlord has not performed Landlord’s construction obligations under this Work Agreement not later than the end of the sixth (6th) full calendar month next beginning after the Expansion Premises 2 Commencement Date, Tenant shall be deemed conclusively to have approved Landlord’s construction and shall have no claim that Landlord has failed to perform any of Landlord’s obligations under this Work Agreement. Landlord agrees to correct or repair at its expense items which are then incomplete or do not conform to the work contemplated under the Plans and as to which, in either case, Tenant shall have given notice to Landlord, as aforesaid.

1.3                               Special Allowance

Landlord shall provide to Tenant a special allowance equal to the product of (i) $32.00, and (ii) the Rentable Floor Area of the Expansion Premises 2 (the “Tenant Allowance”). The Tenant Allowance shall be used and applied by Landlord solely on account of the cost of Landlord’s Expansion Premises 2 Work. In no event shall Landlord’s obligations to pay or reimburse Tenant for any of the costs of Landlord’s Expansion Premises 2 Work exceed the total Tenant Allowance. Notwithstanding the foregoing, Landlord shall be under no obligation to apply any portion of the Tenant Allowance for any purposes other than as provided in this Section 1.3. In addition, in the event that (i) Tenant is in default under the Lease or (ii) there are any liens which are not bonded to the reasonable satisfaction of Landlord against Tenant’s interest in the Lease or against the Building or the Site arising out of any work performed by Tenant or any litigation in which Tenant is a party, then, from and after the date of such event (“Event”), Landlord shall have no further obligation to fund any portion of the Tenant Allowance and Tenant shall be obligated to pay, as Additional Rent, all costs of Landlord’s Expansion Premises 2 Work in excess of that portion of the Tenant Allowance funded by Landlord through the date of the Event. Further, the Tenant Allowance shall only be applied towards the cost of leasehold improvements and in no event shall Landlord be required to make application of any portion of the Tenant Allowance towards Tenant’s personal property, trade fixtures or moving expenses or on account of any supervisory fees, overhead, management fees or other payments to Tenant, or any partner or affiliate of Tenant. In the event that the costs of Landlord’s Expansion Premises 2 Work are less than the Tenant Allowance, Tenant shall not be entitled to any payment or credit nor shall there be any application of the same toward Annual Fixed Rent or Additional Rent owed by Tenant under the Lease.

1.4                               Payment of Tenant Plan Excess Costs

To the extent, if any, that there are Tenant Plan Excess Costs, Tenant shall pay Landlord, as Additional Rent, fifty percent (50%) of the Tenant Plan Excess Costs prior to the commencement of the Landlord’s Expansion 2 Work, with the balance of the Tenant Plan Excess Costs due upon substantial completion of the Landlord’s Expansion 2 Work; provided, however, that (x) if the Tenant Plan Excess Costs exceed $10,000.00 (the

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“Maximum Amount”), then Tenant shall pay to Landlord, as Additional Rent, all Tenant Plan Excess Costs in excess of the Maximum Amount prior to the commencement of the Landlord’s Expansion 2 Work and (y) if the Tenant Plan Excess Costs exceed the Maximum Amount as a result of a Change Order, then Tenant shall pay to Landlord, as Additional Rent, at the time Tenant approves such Change Order in accordance with Section 1.1(A)(4), all such Tenant Plan Excess Costs in excess of the Maximum Amount.

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EXHIBIT D-2

TENANT PLAN AND WORKING DRAWING REQUIREMENTS

1.                                      Floor plan indicating location of partitions and doors (details required of partition and door types).

2.                                      Location of standard electrical convenience outlets and telephone outlets.

3.                                      Location and details of special electrical outlets; (e.g. Xerox), including voltage, amperage, phase and NEMA configuration of outlets.

4.                                      Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

5.                                      Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

6.                                      Location and heat load in BTU/Hr. of all special air conditioning and ventilating requirements and all necessary HVAC mechanical drawings.

7.                                      Location and details of special structural requirements, e.g., slab penetrations and areas with floor loadings exceeding a live load of 70 lbs./s.f.

8.                                      Locations and details of all plumbing fixtures; sinks, drinking fountains, etc.

9.                                      Location and specifications of floor coverings, e.g., vinyl tile, carpet, ceramic tile, etc.

10.                               Finish schedule plan indicating wall covering, paint or paneling with paint colors referenced to standard color system.

11.                               Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

12.                               Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

Exhibit D-2

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13.                               Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.).

14.                               Location of any special soundproofing requirements.

15.                               All drawings to be uniform size (30” X 42”) and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8” = 1’ or larger.

16.                               Drawing submittal shall include the appropriate quantity required for Landlord to file for permit along with four half size sets and one full size set for Landlord’s review and use..

17.                               Provide all other information necessary to obtain all permits and approvals for Landlord’s Work.

18.                               Upon completion of the work, Tenant shall provide Landlord with two hard copies and one electronic CAD file of updated architectural and mechanical drawings to reflect all project sketches and changes.

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EXHIBIT D-3

LANDLORD’S LOBBY ACCESS WORK

Exhibit D-3